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                     [ANDREWS & KURTH L.L.P. LETTERHEAD]

                              October ____, 1996



Monterrey Resources, Inc.
5201 Truxtun Avenue
Suite No. 100
Bakersfield, California 93309

Gentlemen:

         We have acted as counsel for Monterrey Resources, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-1 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of the offering and sale of up to an aggregate of 9,085,000 shares (the "Shares") of common stock, $.01 par value per share (the "Common Stock"). The Shares include 7,900,000 shares being offered by the Company and 1,185,000 shares of Common Stock being offered by the Company which may be sold pursuant to an over-allotment option granted to the Underwriters named in the Registration Statement.

         As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials, and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

         Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Shares to be issued and sold by the Company, when issued and paid for as described in the Registration Statement, will be validly issued, fully paid and non-assessable.

         We express no opinion other than as to laws of the United States and of the State of Texas and the corporate law of the State of Delaware.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Validity of the Common Stock" in the Prospectus without admitting that we are "experts" under the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit.

         This opinion is rendered solely for your benefit in connection with the above matter and may not be relied upon in any manner by any other person or entity without our express written consent.

                                        Very truly yours,